Exhibit 10.1

AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Amendment to Loan and Security Agreement is entered into as of February 4, 2010 (the “Amendment”), by and between Peninsula Bank Business Funding, a division of The Private Bank of the Peninsula (“Bank”) and The Orchard Enterprises, Inc. (“Orchard”), a Delaware corporation, Digital Rights Agency, Inc. (“Digital”), a California corporation, and Orchard Enterprises NY, Inc., a New York corporation (“Orchard NY” and collectively with Digital and Orchard, “Borrowers” and each a “Borrower”).

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of February 5, 2009, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.            The following definitions in Section 1.1 of the Agreement are amended in their entirety to read as follows:

“Revolving Line” means a credit extension of up to Three Million Dollars ($3,000,000).

“Revolving Maturity Date” means February 4, 2011.

 “Responsible Officer” means any of the Chief Executive Officer or any individual performing similar functions, the Chief Financial Officer and the VP of Finance of Lead Borrower.

2.            The following definitions are added to Section 1.1 of the Agreement as follows:

“Borrowing Base Certificate” means the monthly certificate provided to Bank within twenty (20) days after the last calendar month stating the Borrowing Base for the previous calendar month, in substantially similar form as Exhibit D attached hereto.

“Digital Receivables” means any Account arising from the digital exploitation of any Borrower’s assets.

“Financial Targets” means Borrowers’ consolidated financial plan for fiscal year 2010, as such has been previously provided to Bank and certified by a Responsible Officer, in form and substance satisfactory to Bank.

“Physical Receivables” means any Account arising from the shipment of physical product (i.e. CDs and albums) by any Borrower to any account debtor of any Borrower that purchases such physical product from a Borrower.

3.            Subsection (n) of the definition of “Eligible Accounts” in Section 1.1 of the Agreement is amended in its entirety to read as follows:

(n) all chargebacks, credits or debit memos;

4.            The following are added as new subsections (p) and (q) to the definition of “Eligible Accounts” in Section 1.1 of the Agreement:

(p) an outstanding Physical Receivable that the relevant account debtor has failed to pay within sixty (60) days following the due date of the invoice covering such Account (any outstanding Account that the relevant account debtor has failed to pay within sixty (60) days following the due date of the invoice covering such Account is hereinafter included in the definition of “Delinquent Account”);

(q) Accounts arising from TVT Inventory, except as may be approved in writing by Bank;

5.            The third sentence of Section 2.1(a)(ii) of the Agreement is amended in its entirety to read as follows:

Upon Bank’s reasonable request, Lead Borrower will deliver copies of invoices in connection with any Advance request and all supporting documents, plus transaction files for all invoices and payment application in an electronic format reasonably acceptable to Bank for processing.

6.            The first sentence of Section 2.4 of the Agreement is amended in its entirety to read as follows:

Except during the continuation of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Lead Borrower specifies

7.            The following shall be added as a new Section 4.4 of the Agreement:

4.4           Termination of Security Interest.   Bank agrees that it shall, upon full and final payment of all Obligations and the termination of Bank’s obligation to make Credit Extensions, at Borrowers’ cost and expense, execute and deliver such documents, agreements or instruments which are necessary or reasonably requested by Lead Borrower to terminate and release all Liens on the Collateral and authorizes the filing of UCC termination statements in connection with the foregoing.

8.            The opening clause in Section 5 of the Agreement is amended in its entirety to read as follows:

Except as disclosed on the Schedule (which shall be delivered by Lead Borrower from time to time and acceptable to Bank in its sole discretion), each Borrower represents and warrants as follows:

9.            Section 5.17 of the Agreement is amended in its entirety to read as follows:

5.17           Full Disclosure.  No representation, warranty or other statement made by a Borrower in any Loan Document, including the Borrowing Base Certificate, Compliance Certificate or any other certificate or written statement furnished to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein taken as a whole, in light of the circumstances under which they were made, not misleading; provided that with respect to projections and other forward-looking information, each Borrower only represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being understood that projections and other forward-looking information are subject to significant contingencies and uncertainties, many of which are beyond the control of Borrowers and no assurances can be given that such projections will be realized.

10.          Sections 6.3(a), 6.3(g) and 6.3(h) of the Agreement are each amended in their entirety to read as follows:

(a)            as soon as available, but in any event within fifteen (15) days after the end of each calendar month, a company prepared report of Borrowers’ cash balance, in a form reasonably acceptable to Bank and certified by a Responsible Officer;

(g)           Within twenty (20) days after the last day of each calendar month, Lead Borrower shall deliver to Bank an aged listings of Accounts (including Digital Receivables and Physical Receivables) and accounts payable, along with a Borrowing Base Certificate in substantially similar form as Exhibit D attached hereto;

(h)           Lead Borrower shall deliver to Bank with the quarterly and annual financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

11.          Section 6.8 of the Agreement is amended in its entirety to read as follows:

6.8           Minimum Cash.  Commencing with the calendar month ended January 31, 2010, Borrowers shall maintain a balance (determined on an aggregate basis for all Borrowers) of unrestricted cash and cash equivalents in an aggregate amount that is not less than the lesser of (a) 90% of the aggregate amounts of unrestricted cash and cash equivalents that are set forth in the projections with respect to such calendar month in Lead Borrower’s Financial Targets or (b) $2,000,000.

12.          Section 6.9 of the Agreement is amended in its entirety to read as follows:

6.9           Net Income/Loss.  Borrowers shall achieve quarterly income/loss (determined on an aggregate basis for all Borrowers) for each calendar quarter, beginning with the quarter ending March 31, 2010, that does not adversely deviate from the quarterly projections of income/loss for the Borrowers (determined on an aggregate basis for all Borrowers) for such quarter as set forth in Lead Borrower’s Financial Targets.

13.           The following is added to the end of Section 7.1 of the Agreement:

Notwithstanding the foregoing, Borrowers may engage in Transfers to any other Borrower, or to any wholly owned domestic Subsidiary in which Bank has a perfected, first priority security interest on terms acceptable to Bank.

14.           The Compliance Certificate attached hereto replaces Exhibit C to the Agreement in its entirety. The Exhibit D attached hereto replaces Exhibit D to the Agreement in its entirety.

15.           Borrowers and Bank agree that any Advances to be made on (a) amounts owing to Borrowers from iTunes that have not yet been invoiced by Borrowers to iTunes or (b) any Physical Receivables which do not otherwise qualify as an Eligible Account, shall be at Bank’s sole discretion, based on documentation in form and substance satisfactory to Bank, as may be reasonably requested by Bank.

16.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

17.           Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

18.           This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than ten (10) Business Days following the date of this Amendment.

19.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrowers;

(b)           the Financial Targets, certified by Lead Borrower and accepted in writing by Bank;

(c)           an updated Schedule of Exceptions;

(d)           Corporate Resolutions certified by each Borrower;

(e)           Affirmation of Guaranty executed by each Guarantor;

(f)            a fee equal to $22,500, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(g)           such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BANK:

Peninsula Bank Business Funding, A Division Of The Private Bank of the Peninsula By: /s/Victor Ragni Title: Vice President

BORROWERS:

The Orchard Enterprises, Inc.
By: /s/ Nathan Y. Fong
Title: Chief Financial Officer

Digital Rights Agency, Inc.
By: /s/ Nathan Y. Fong
Title: Treasurer

Orchard Enterprises NY, Inc.
By: /s/ Nathan Y. Fong
Title: Treasurer